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                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to use of our report dated January 22, 1999 for American Health Properties, Inc. incorporated by reference in this registration statement. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.


                                             /s/ ARTHUR ANDERSEN LLP

                                             ARTHUR ANDERSEN LLP


Denver, Colorado
January 21, 2000